EXHIBIT 11(a)
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
STATEMENT 11. RE: Computation of Per Share Earnings
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                                                              Three Months Ended June 30,      Six Months Ended June
                                                                       1997          1996            1997           1996
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
PRIMARY EARNINGS:
Average shares outstanding                                           16,008        14,618          15,685         14,593
Net effect of dilutive stock options, and
     warrants based on the modified
     treasury stock method using average market price                                 908             950            900
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Total weighted average number of shares outstanding                  16,008        15,526          16,635         15,493
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Net income                                                         $(1,651)        $1,630            $496         $3,331
Deduct preferred dividends                                            (181)         (252)           (362)          (504)
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Net income available to common shareholders                        $(1,832)        $1,378            $134         $2,827
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Earnings per share                                                   $(.11)          $.09            $.01           $.18
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
Note:    Fully diluted earnings per share is not presented becuase it is the same as primary earnings per share.